EXHIBIT 99.1

[Seacor logo]                                                      PRESS RELEASE


                 SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS


HOUSTON, TEXAS
October 25, 2004


FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the third quarter ended September 30, 2004 of $3.4 million, or $0.18 per diluted share, on operating revenues of $116.5 million. For the nine months ended September 30, 2004, net earnings were $0.6 million, or $0.03 per diluted share, on operating revenues of $309.9 million.

For the third quarter ended September 30, 2003, net earnings were $2.9 million, or $0.15 per diluted share, on operating revenues of $103.2 million. For the nine months ended September 30, 2003, net earnings were $13.7 million, or $0.71 per diluted share, on operating revenues of $305.3 million.

For the immediately proceeding quarter ended June 30, 2004, the Company reported net earnings of $0.2 million, or $0.01 per diluted share, on operating revenues of $97.4 million.

Financial results for the third quarter ended September 30, 2004 as compared to the immediately preceding quarter ended June 30, 2004 were impacted by a variety of factors highlighted below.

     o INCREASED OPERATING REVENUES. Operating revenues for the quarter were $116.5 million, an increase of $19.1 million from the previous quarter. Environmental Services' emergency response and remediation activities increased in the U.S. and this segments' business expanded internationally. Inland River Services' activity increased; rates for transportation improved, and the Company took delivery of additional barges during the quarter. In Offshore Marine Services, rates per day worked and utilization improved in the U.S. Gulf of Mexico, North Sea and Asian markets. Helicopter flight hours increased in Aviation Services, which is included in the Company's "Other" business segment.

     o INCREASED OPERATING INCOME. Operating income for the quarter was $8.0 million, an increase of $6.2 million from the previous quarter. Offsetting the increase in operating revenues described above were increases in operating expenses primarily associated with adding equipment to the Inland River fleet and Environmental Services' international expansion. Operating expenses declined in Offshore Marine Services due to fewer drydockings and the success of cost reduction programs. Administration and general expense increased due to business development activities.

          Gains on asset sales declined $6.2 million between quarters due to fewer vessel dispositions.

     o INCREASED INTEREST INCOME. Interest income for the quarter was $2.2 million, an increase of $0.5 million from the previous quarter. Interest rates increased between quarters.

     o DECREASED FOREIGN CURRENCY TRANSACTION LOSSES. Foreign currency transaction losses for the quarter were $0.2 million, a decline of $0.5 million from the previous quarter. Losses resulted from the effect of currency exchange rate changes with respect to loans between SEACOR and certain of its foreign subsidiaries and other transactions denominated in currencies other than the functional currency of various subsidiaries.

     o MARKETABLE SECURITIES SALE LOSS. Marketable securities sale transactions resulted in net losses of $0.8 million for the quarter as compared to net gains of $2.8 million in the previous quarter.

     o INCREASED EQUITY EARNINGS. Equity earnings for the quarter were $1.4 million, an increase of $0.7 million from the previous quarter. Results of the previous quarter included a $0.5 million loss from the sale of an interest in an Asian joint venture.

Drydock expense in Offshore Marine Services aggregated $1.6 million in the third quarter with 9 vessels completing repairs. One vessel was also sold in the quarter with a carrying value of $1.9 million.

Two new and 1 used offshore marine vessel, 115 new dry cargo hopper barges, 13 new chemical tank barges and 3 used inland river towboats were acquired by the Company in the third quarter for aggregate consideration of $59.9 million.

Remaining capital commitments at September 30, 2004 for 4 new offshore marine vessels, 68 new dry cargo hopper barges, 22 new chemical tank barges, 7 new helicopters and other equipment aggregated $76.0 million. Deliveries are expected through the remainder of the year and into 2005. An option to acquire 150 newly constructed dry cargo hopper barges expired shortly after the end of the third quarter.

In the quarter, SEACOR acquired 51,033 shares of its common stock for treasury at an aggregate cost of $2.1 million pursuant to a stock and debt repurchase plan. At September 30, 2004, $43.3 million of authority remains available for future purchases of the Company's stock and 5-7/8% and 7.2% notes.

At September 30, 2004, the Company's cash, marketable securities, and construction reserve funds totaled $440.1 million, a decrease of $1.7 million from the prior quarter. At September 30, 2004, the Company's long-term debt totaled $384.5 million, an increase of $40.0 million from the previous quarter.

The Company is exploring the impact of tax legislation recently passed by Congress and signed into law by the President. As a result of this legislation, the Company believes it would be in the position to repatriate accumulated foreign earnings at an effective federal tax rate of 5.25% which, in most cases, is significantly less than the Company's provision for deferred tax liabilities.

Subsequent to the end of the quarter, SEACOR entered into a Stock Purchase Agreement with Rowan Companies, Inc. and ERA Aviation, Inc. pursuant to which the Company agreed to purchase all outstanding shares of capital stock of ERA for a cash purchase price of $118.2 million subject to final working capital adjustments. The purchase is also subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the satisfaction of customary closing conditions.

SEACOR intends to combine Tex-Air Helicopters, Inc. (a wholly-owned subsidiary of SEACOR) with ERA and to continue the combined operation under the name of "ERA Aviation." The combined fleet would consist of 128 helicopters, 16 fixed wing aircraft and 14 operating bases.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of offshore marine operations on several customers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, vessel-related risks, effects of adverse weather conditions and seasonality on aviation services, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, changes in the Company's environmental services segment OSRO classification, liability in connection with providing spill response services, restrictions imposed by the Shipping Act of 1916 and the Merchant Marine Act of 1920 on the amount of foreign ownership of the Company's common stock, the effect of international economic and political factors in inland river operations and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorholdings.com.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)


                                                            Three Months Ended                Nine Months Ended
                                                               September 30,                    September 30,
                                                        ----------------------------     ----------------------------
                                                             2004           2003             2004            2003
                                                        -------------  -------------     ------------   -------------
Operating Revenues                                      $    116,486   $    103,234      $   309,863    $    305,253
                                                        -------------  -------------     ------------   -------------

Costs and Expenses:
   Operating expenses                                         79,134         72,264          227,923         208,786
   Administrative and general                                 14,900         13,676           43,833          41,146
   Depreciation and amortization                              14,352         13,411           42,469          41,755
                                                        -------------  -------------     ------------   -------------
                                                             108,386         99,351          314,225         291,687
                                                        -------------  -------------     ------------   -------------
Gains (Losses) on Asset Sales(1)                                (119)         2,349            9,636           7,910
                                                        -------------  -------------     ------------   -------------
Operating Income (Loss)                                        7,981          6,232            5,274          21,476
                                                        -------------  -------------     ------------   -------------

Other Income (Expense):
   Interest income                                             2,180          1,540            5,222           5,966
   Interest expense                                           (5,565)        (4,603)         (16,331)        (14,528)
   Debt extinguishment expense                                     -              -                -          (2,091)
   Derivative income (loss), net                                (140)          (443)            (621)          3,930
   Foreign currency transaction gains (losses), net             (184)        (1,714)            (407)            115
   Marketable securities sale gains (losses), net               (756)         2,411            4,746           5,852
   Other, net                                                     79            (15)             431            (759)
                                                        -------------  -------------     ------------   -------------
                                                              (4,386)        (2,824)          (6,960)         (1,515)
                                                        -------------  -------------     ------------   -------------

Income Before Taxes, Minority Interest and Equity
   in Earnings of 50% or Less Owned Companies                  3,595          3,408           (1,686)         19,961
Income Taxes                                                   1,511          1,334              178           7,329
                                                        -------------  -------------     ------------   -------------
Income Before Minority Interest and Equity in
   Earnings of 50% or Less Owned Companies                     2,084          2,074           (1,864)         12,632
Minority Interest in Net Income of Subsidiaries                 (108)          (112)            (194)           (451)
Equity in Earnings of 50% or Less Owned Companies              1,388            935            2,631           1,503
                                                        -------------  -------------     ------------   -------------
Net Income                                              $      3,364   $      2,897      $       573    $     13,684
                                                        =============  =============     ============   =============

Earnings Per Common Share:
   Basic                                                $       0.18   $       0.16      $      0.03    $       0.71
   Diluted                                                      0.18           0.15             0.03            0.71

Weighted Average Common Shares Outstanding:
   Basic                                                  18,210,882     18,629,664       18,341,248      19,182,564
   Diluted                                                18,357,438     18,785,256       18,495,594      19,479,462


-------------------------
(1) Previously reported gains on asset sales have been reclassified from "Other Income (Expense)" to conform to the three and nine months ended September 30, 2004 financial statement presentation.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                      Three Months Ended
                                                                  -------------------------------------------------------------
                                                                    Sep. 30,     Jun. 30,     Mar. 31,    Dec. 31,     Sep. 30,
                                                                     2004         2004         2004        2003          2003
                                                                  -----------  ----------   ----------  -----------  ----------
      STATEMENTS OF OPERATIONS:
         Operating Revenues                                       $  116,486   $  97,403    $  95,974   $  100,956   $ 103,234
                                                                  -----------  ----------   ----------  -----------  ----------

         Cost and Expenses:
            Operating expenses                                        79,134      73,759       75,030       78,504      72,264
            Administrative and general                                14,900      13,857       15,076       16,538      13,676
            Depreciation and amortization                             14,352      14,156       13,961       13,751      13,411
                                                                  -----------  ----------   ----------  -----------  ----------
                                                                     108,386     101,772      104,067      108,793      99,351
                                                                  -----------  ----------   ----------  -----------  ----------
         Gains (Losses) on Asset Sales(1)                               (119)      6,117        3,638        9,612       2,349
                                                                  -----------  ----------   ----------  -----------  ----------
         Operating Income (Loss)                                       7,981       1,748       (4,455)       1,775       6,232
                                                                  -----------  ----------   ----------  -----------  ----------

         Other Income (Expense):
            Interest income                                            2,180       1,663        1,379        1,565       1,540
            Interest expense                                          (5,565)     (5,388)      (5,378)      (4,785)     (4,603)
            Derivative income (loss), net                               (140)       (560)          79       (1,541)       (443)
            Foreign currency transaction gains (losses), net            (184)       (689)         466        3,625      (1,714)
            Marketable securities sale gains (losses), net              (756)      2,753        2,749          743       2,411
            Other, net                                                    79         233          119          106         (15)
                                                                  -----------  ----------   ----------  -----------  ----------
                                                                      (4,386)     (1,988)        (586)        (287)     (2,824)
                                                                  -----------  ----------   ----------  -----------  ----------
         Income (Loss) Before Taxes, Minority Interest and
            Equity in Earnings of 50% or Less Owned Companies          3,595        (240)      (5,041)       1,488       3,408
         Income Taxes                                                  1,511         169       (1,502)       3,067       1,334
                                                                  -----------  ----------   ----------  -----------  ----------

         Income (Loss) Before Minority Interest and Equity
            in Earnings of 50% or Less Owned Companies                 2,084        (409)      (3,539)      (1,579)      2,074
         Minority Interest in Net (Income) Loss of Subsidiaries         (108)        (91)           5          (66)       (112)
         Equity in Earnings of 50% or Less Owned Companies             1,388         673          570          (85)        935
                                                                  -----------  ----------   ----------  -----------  ----------

         Net Income (Loss)                                        $    3,364   $     173    $  (2,964)  $   (1,730)  $   2,897
                                                                  ===========  ==========   ==========  ===========  ==========

      EARNINGS (LOSS) PER COMMON SHARE:
         Basic                                                    $     0.18   $    0.01    $   (0.16)  $    (0.09)  $    0.16
         Diluted(2)                                                     0.18        0.01        (0.16)       (0.09)       0.15

      WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
         Basic                                                        18,211      18,347       18,468       18,509      18,630
         Diluted(2)                                                   18,357      18,476       18,468       18,509      18,785

      COMMON SHARES OUTSTANDING AT PERIOD END                         18,292      18,313       18,533       18,581      18,729


------------------------------
(1) During the second quarter, the Company reclassified its reporting of "Gains on Asset Sales" to Operating Income (Loss) from "Other Income and Expense." This reclassification has been reflected in all reported periods.

(2) Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weighted average common shares for each of the three month periods ended March 31, 2004 and December 31, 2003 as the effect was anti-dilutive.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)

                                                                                 Three Months Ended
                                                         ---------------------------------------------------------------------
                                                            Sep. 30,      Jun. 30,      Mar. 31,       Dec. 31,      Sep. 30,
                                                             2004          2004          2004           2003          2003
                                                         ------------  ------------  ------------   ------------  ------------
BALANCE SHEET DATA, AT PERIOD END (IN THOUSANDS):
   Cash, Securities, Construction Reserve Funds          $   440,091   $   441,805   $   441,502    $   438,131   $   428,372
   Total Assets                                            1,456,536     1,394,902     1,401,426      1,402,611     1,370,630
   Total Long-term Debt                                      382,319       342,271       332,225        332,179       332,213
   Stockholders' Equity                                      766,763       757,886       766,529        770,446       768,530

OPERATING REVENUES BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                              $    72,825   $    67,039   $    66,016    $    74,262   $    81,194
   Environmental Services                                     21,144        14,654        16,392         11,732        10,625
   Inland River Services                                      16,076        10,038         8,576         10,728         7,247
   Other(1)                                                    7,485         6,680         5,827          5,328         4,803
   Intersegment Eliminations                                  (1,044)       (1,008)         (837)        (1,094)         (635)
                                                         ------------  ------------  ------------   ------------  ------------
                                                         $   116,486   $    97,403   $    95,974    $   100,956   $   103,234
                                                         ============  ============  ============   ============  ============

OPERATING INCOME (LOSS) BY SEGMENT (IN THOUSANDS):
   Offshore Marine Services                              $     6,359   $     4,677   $    (1,525)   $     3,976   $     5,779
   Environmental Services                                      2,741           816           954            894         3,421
   Inland River Services                                       3,153           932         1,016          2,523           970
   Other(1)                                                     (393)       (1,308)       (1,895)        (1,893)       (1,122)
   Corporate Expenses                                         (3,879)       (3,369)       (3,005)        (3,725)       (2,816)
                                                         ------------  ------------  ------------   ------------  ------------
                                                         $     7,981   $     1,748   $    (4,455)   $     1,775   $     6,232
                                                         ============  ============  ============   ============  ============

OFFSHORE MARINE VESSELS - AVAILABLE DAYS(2):
   Anchor Handling Towing Supply -
      Domestic                                                   276           273           304            460           460
      Foreign                                                    759           741           724            890         1,012
   Supply -
      Domestic                                                   644           731           790            831           920
      Foreign                                                    828           910           910          1,061         1,104
   Towing -
      Domestic                                                   275           182           273            184           184
      Foreign                                                    736           837         1,026          1,095         1,196
   Crew                                                        6,024         5,921         6,188          6,321         6,699
   Geophysical, Freight and Other                                 50             -            91             92            92
   Mini-supply                                                 2,619         2,708         2,730          2,760         2,760
   Standby Safety                                              1,932         1,911         1,911          1,871         1,840
   Utility                                                         -             -             -          2,581         3,253
                                                         ------------  ------------  ------------   ------------  ------------
                                                              14,143        14,214        14,947         18,146        19,520
                                                         ============  ============  ============   ============  ============

----------------------
(1)  Primarily includes Aviation Services.

(2) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (UNAUDITED)

                                                                             Three Months Ended
                                                       --------------------------------------------------------------------
                                                        Sep. 30,      Jun. 30,       Mar. 31,     Dec. 31,       Sep. 30,
                                                          2004          2004          2004          2003           2003
                                                       -----------   -----------   -----------   -----------   ------------
OFFSHORE MARINE VESSELS - RATES PER DAY WORKED(1) (2):
   Anchor Handling Towing Supply -
      Domestic                                         $   22,009    $   19,115    $   15,888    $   22,111    $    20,095
      Foreign                                               9,534         9,539         8,524         9,212          9,927
   Supply -
      Domestic                                              6,720         5,994         6,300         6,079          6,062
      Foreign                                              10,095         9,729         9,067         8,860          8,926
   Towing -
      Domestic                                              6,118         6,040         6,055         6,091          6,093
      Foreign                                               6,769         6,775         6,586         6,577          7,236
   Crew                                                     3,458         3,314         3,297         3,323          3,257
   Geophysical, Freight and Other                          14,000            -             -             -              -
   Mini-supply                                              2,937         2,932         2,976         2,992          2,998
   Standby Safety                                           7,839         7,719         7,694         6,933          6,733
   Utility                                                     -             -             -         1,752           1,774

OFFSHORE MARINE VESSELS - UTILIZATION(2):
   Anchor Handling Towing Supply -
      Domestic                                              85.2%         68.3%         68.2%         56.2%          65.9%
      Foreign                                               90.4%         63.9%         61.5%         72.8%          81.9%
   Supply -
      Domestic                                              68.9%         76.1%         71.7%         50.5%          72.7%
      Foreign                                               86.9%         72.8%         73.4%         86.1%          88.7%
   Towing -
      Domestic                                              64.3%         91.8%         56.7%        100.0%         100.0%
      Foreign                                               61.7%         61.8%         67.4%         75.0%          82.7%
   Crew                                                     93.5%         89.0%         82.8%         78.5%          75.9%
   Geophysical, Freight and Other                           50.0%            -             -             -              -
   Mini-supply                                              90.9%         86.7%         81.7%         86.3%          91.6%
   Standby Safety                                           89.7%         85.9%         87.0%         90.3%          89.9%
   Utility                                                    -             -             -           52.4%          58.7%

   Overall Utilization                                      88.2%         83.2%         78.6%         75.1%          77.5%
   Utilization Lost to Market Conditions                     7.9%         12.9%         17.1%         21.4%          18.9%
   Utilization Lost to Operating Conditions                  3.9%          3.9%          4.3%          3.5%           3.6%

HELICOPTER FLIGHT HOURS                                     7,431         6,714         5,750         5,422          5,131



---------------------------
(1) Revenues for certain vessels, primarily North Sea standby safety, are earned in foreign currencies, principally British Pounds Sterling. These revenues have been converted to U.S. dollars at the weighted average exchange rate for the periods indicated.

(2) Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

                      SEACOR HOLDINGS INC. AND SUBSIDIARIES
                               SUPPLEMENTARY DATA
                                   (UNAUDITED)

                                                      September 30, 2004
                                      --------------------------------------------------
                                                              Joint      Pooled/             Jun. 30,   Mar. 31,  Dec. 31,  Sep. 30,
                                        Owned    Leased-in   Ventured    Managed   Total       2004       2004      2003      2003
                                        -----    ---------   --------    -------   -----     --------   --------  --------  --------

OFFSHORE MARINE FLEET COUNT:
   OPERATED DOMESTIC -
      Anchor Handling Towing Supply        1           2          1          -        4           4         4         6          5
      Crew                                34          19          1          -       54          49        53        53         57
      Geophysical, Freight and Other       -           -          -          -        -           -         -         1          1
      Mini-supply                         22           4          -          -       26          26        27        27         28
      Standby Safety                       -           -          -          -        -           -         -         -          -
      Supply                               3           2          2          1        8           8        10         9         11
      Towing                               1           2          -          -        3           2         2         2          2
      Utility                              -           -          -          -        -           -         -         -         34
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------
                                          61          29          4          1       95          89        96        98        138
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------

   OPERATED FOREIGN -
      Anchor Handling Towing Supply       12           -          1          -       13          14        15        20         21
      Crew                                19           -          4          -       23          26        33        34         33
      Geophysical, Freight and Other       1           -          1          -        2           1         2         3          1
      Mini-supply                          3           -          1          -        4           5         5         5          4
      Standby Safety                      19           -          3          5       27          27        27        27         26
      Supply                               7           2          4          -       13          14        15        17         18
      Towing                               9           -         21          -       30          31        35        31         36
      Utility                              -           -          -          -        -           -         -         -          2
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------
                                          70           2         35          5      112         118       132       137        141
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------

   WORLDWIDE OPERATIONS -
      Anchor Handling Towing Supply       13           2          2          -       17          18        19        26         26
      Crew                                53          19          5          -       77          75        86        87         90
      Geophysical, Freight and Other       1           -          1          -        2           1         2         4          2
      Mini-supply                         25           4          1          -       30          31        32        32         32
      Standby Safety                      19           -          3          5       27          27        27        27         26
      Supply                              10           4          6          1       21          22        25        26         29
      Towing                              10           2         21          -       33          33        37        33         38
      Utility                              -           -          -          -        -           -         -         -         36
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------
                                         131          31         39          6      207         207       228       235        279
                                      =======     =======    =======    =======  =======     =======   =======   =======    =======

INLAND BARGES, DOMESTIC
     Dry Cargo Hopper                    631         182          6        210    1,029         911       792       784        735
     Chemical Tank                        14           -          -          -       14           1         -         -          -
                                      -------     -------    -------    -------  -------     -------   -------   -------    -------
                                         645         182          6        210    1,043         912       792       784        735
                                      =======     =======    =======    =======  =======     =======   =======   =======    =======

HELICOPTERS, DOMESTIC                     25          18          -          1       44          43        43        41         36
                                      =======     =======    =======    =======  =======     =======   =======   =======    =======


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